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Contact:	FOR IMMEDIATE RELEASE

Francie Nagy
Investor Relations
Tel: +1-212-515-4625

Aircastle Announces Partial Third Quarter Common Share Dividend of $ 0.194

Stamford, CT. October 10, 2006 – Aircastle Limited (NYSE: AYR) announced today that its Board of Directors has declared a partial third quarter cash dividend on its common shares of $0.194 per share for the period commencing on August 12, 2006 and ending on September 30, 2006. This dividend is payable on November 15, 2006 to holders of record of Aircastle’s common share on October 31, 2006, and is in addition to the $0.156 per common share partial third quarter dividend declared on August 2, 2006 by the Board of Directors for the period commencing on July 1, 2006 and ending on August 11, 2006, which was paid to holders of record as of August 1, 2006.

About Aircastle Limited

Aircastle Limited is an aviation company that acquires, owns and leases high-utility commercial jet aircraft to airlines throughout the world. As of September 5, 2006, Aircastle has acquired and committed to acquire $1.7 billion of aviation assets including 66 aircraft leased to 32 lessees located in 23 countries.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to the payment of future dividends. Words such as ‘‘expect(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Aircastle's expectations include risks detailed by Aircastle in its final Prospectus filed with the SEC pursuant to Rule 424(b) on August 7, 2006. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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